ENDORSEMENT NO. 5
to the
AMENDED AND RESTATED
QUOTA SHARE REINSURANCE AGREEMENT
(hereinafter referred to as the “Agreement”)

between

AMTRUST INTERNATIONAL INSURANCE, LTD.
Hamilton, Bermuda
(hereinafter referred to as the “Company”)

and

MAIDEN REINSURANCE LTD.
Hamilton, Bermuda
(hereinafter referred to as the “Reinsurer”)

WHEREAS, AmTrust Europe Limited (formerly known as IGI Insurance Company Limited) (“AEL”) and the Company are parties to a 70% Whole Account Quota Share Reinsurance Agreement dated May 13, 2014, as amended pursuant to the First Deed of Amendment dated July 1, 2016 (collectively, the “AEL Quota Share”) which canceled and replaced from inception, the Whole Account Quota Share between IGI Insurance Company Limited and the Company dated 31 July 2007;

WHEREAS, pursuant to the AEL Quota Share, effective July 1, 2018, AEL cedes to the Company twenty percent (20%) of Affiliate Subject Premium, as defined in the Agreement;

WHEREAS, the parties wish to amend the Agreement pursuant to this Endorsement No. 5 to reflect the current terms of the AEL Quota Share;

WHEREAS, effective October 1, 2017, the Company’s U.S. insurance company affiliates entered into a Reinsurance Pooling Agreement by which Technology Insurance Company, Inc. (“Technology”) assumes, directly or indirectly, 100% of premiums and losses from each U.S. AmTrust insurer (except AmTrust Title Insurance Company) (the “U.S. Pool”);

WHEREAS, in connection with the formation of the U.S. Pool, the Company commuted each U.S. Underlying Reinsurance Agreement and the Company and Technology entered into the AmTrust Intercompany Reinsurance Agreement effective October 1, 2017 by which Technology

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re-ceded to AII 65% of the U.S. Pool’s loss reserves as of September 30, 2017 (corresponding to the reserves that AII had commuted and which were then pooled at Technology) and cedes 50% of premiums and losses from October 1, 2017 (the “U.S. Quota Share”);

WHEREAS, the parties wish to amend the Agreement pursuant to this Endorsement No. 5 to reflect the formation of the U.S. Pool.

IT IS HEREBY AGREED, effective 12:01 a.m., Eastern Standard Time, July 1, 2018 that:

1.	Paragraph A of Article IV – DEFINITIONS is deleted in its entirety and the following is substituted therefor:

A.
“Affiliate” means Technology and each other direct and indirect participant the U.S. Pool, AEL, AIU and each other insurance company more than fifty percent (50%) of the voting securities of which are directly or indirectly controlled by AmTrust Financial Services, Inc. (“AmTrust’) for so long as AmTrust continues to so directly or indirectly control such entity.

2.	Paragraph A of Article IV – DEFINITIONS is revised by replacing the term “IGI” with the term “AEL” each place it appears.

3.	Paragraph G of Article IV – DEFINITIONS is deleted in its entirety and the following is substituted therefor:

G.
“Subject Premium” means: (i) for each Affiliate except AEL, the percentage of premium ceded to the Company under the Underlying Reinsurance Agreement to which such Affiliate is a party equal to forty percent (40%) of Affiliate Subject Premium, in respect of Covered Business in accordance with the terms of the Underlying Reinsurance Agreements, to the extent the Affiliates shall have collected such premiums, to the Company, and (ii) for AEL, the percentage of premium ceded to the Company under the AEL Quota Share, not to exceed forty percent (40%) of AEL’s Affiliate Subject Premium.

4.	Paragraph I of Article IV – DEFINITIONS is deleted in its entirety and the following is substituted therefor:

I.	“Underlying Reinsurance Agreement” means each of the following agreements:

i.	The U.S. Quota Share;

ii.	The AEL Quota Share; and

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iii.
The Quota Share Reinsurance Agreement, effective as of May 1, 2007, by and between AmTrust International Underwriters DAC (formerly known as AmTrust International Underwriters, Ltd.) (“AIU”) and the Company.

5.	Paragraph A.1 of Article V – LIABILITY OF THE REINSURER is deleted in its entirety and the following is substituted therefor:

A.
1. Commencing as of the Effective Time, except as otherwise provided on Schedule A, as now stated and as amended for time to time with respect to Additional Business and Excess Retention Business, the Company hereby agrees to cede to the Reinsurer, and the Reinsurer agrees to accept and reinsure, the Ultimate Net Loss of the Company with respect to Covered Business ceded to the Company equal to (i) forty percent (40%) of the Affiliate Ultimate Net Loss for each Affiliate except AEL, and (ii) for AEL, the percentage of AEL’s Affiliate Ultimate Net Loss equal to the related percentage of ceded Affiliate Subject Premium, in each case subject to all other terms and conditions set forth in this Agreement. For purposes of this Agreement, “Affiliate Ultimate Net Loss” means the sum actually paid or to be paid by such Affiliate in settlement of losses for which it is liable in respect of the Covered Business, after making deductions for all inuring reinsurance (other than reinsurance with any direct or indirect subsidiary of AmTrust), whether collectible or not, and all Recoveries.

6.
The parties agree that the formation of the U.S. Pool effective October 1, 2017 is not intended to modify any of the Reinsurer’s or Company’s rights or obligations with respect to business ceded to the Reinsurer on or before September 30, 2017.

7.	All other provisions of the Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this ENDORSEMENT NO. 5 to the Agreement as of the dates recorded below:

AMTRUST INTERNATIONAL INSURANCE, LTD.

By: /s/ Chris Souter
Name: Chris Souter
Title: Director, CFO and Assistant Secretary
Dated: November 6, 2018

MAIDEN REINSURANCE LTD.

By: /s/ Patrick J. Haveron
Name: Patrick J. Haveron
Title: President
Dated: November 6, 2018

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